UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2020

PACIFIC GREEN TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 4, 2020, the U.S. Securities and Exchange Commission (“the SEC”) issued an Order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. On March 25, 2020, the March 4, 2020 order was modified and superseded by a new SEC order (Release No. 34-88465), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak (the “SEC Order”).

Pacific Green Technologies Inc. (the “Company”) is filing this Current Report on Form 8-K to report that it will be delaying the filing of its Annual Report on Form 10-k for the year ended March 31, 2020 (the “Annual Report”) in reliance on the SEC Order. Due to the outbreak and spread of COVID-19, employees in the Company’s financial reporting and legal departments have been unable to travel and have been working remotely. Therefore, they have been unable to complete all financial reporting processes and maintain the same ordinary course interactions with the Company’s professional advisors.  As a result, the preparation and completion of the Company’s financial statements for the year ended March 31, 2020 to be included in the Annual Report have been delayed.

Based on the foregoing, the Company expects to file the Annual Report on or before August 13, 2020, no later than 45 days after June 29, 2020, the original due date of the Annual Report. In addition, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2019, with the following risk factor relating to the impact of COVID-19, as may be updated to reflect subsequent events:

Risk Factors

Investors are advised that the coronavirus pandemic is adversely affecting, and is expected to continue to adversely affect, our operations, our business development and sales activity, our supply chains and distribution systems, and we have experienced and expect to continue to experience unpredictable reductions in demand for certain of our products and services.  We have experienced, and will experience material adverse financial consequences as a result of the COVID-19 pandemic and associated general economic conditions. We are unsure that we will be successful in addressing and overcoming these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the ongoing effects of the pandemic on delays and orders regarding Pacific Green’s emission control system, potential business developments in India and future interest in our solar and desalination technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of our Joint Venture with POWERCHINA SPEM, and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the year ended March 31, 2019, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director

Date: June 25, 2020

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